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                                                                     Exhibit 8.1


                          [SIDLEY & AUSTIN LETTERHEAD]


                                 January 9, 1998

Starwood Hotels & Resorts Trust
2231 E. Camelback Road
Suite 410
Phoenix, Arizona 85016

Starwood Hotels & Resorts Worldwide, Inc.
2231 E. Camelback Road
Suite 400
Phoenix, Arizona 85016

            Re:  Starwood Hotels & Resorts Trust
                 Starwood Hotels & Resorts Worldwide, Inc.
                 Registration Statement on Form S-4
                 File Nos. 333-39409 and 333-39409-1
                 -----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Starwood Hotels & Resorts Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation" and, together with the Trust, the "Starwood Lodging"), in connection with
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SIDLEY & AUSTIN                                                      LOS ANGELES

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 9, 1998
Page 2


the preparation of the Registration Statement on Form S-4 of Starwood Lodging, as initially filed with the Securities and Exchange Commission (the "Commission") on November 4, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

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SIDLEY & AUSTIN                                                      LOS ANGELES

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 9, 1998
Page 3


              Our opinion is based upon an examination of the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon (i) the detailed statements and representations of Starwood Lodging set forth in its letters to us dated the date of this opinion, (ii) the letter from an independent accounting firm to the Trust dated December 22, 1997 concerning the fair market value of certain real estate assets of ITT Corporation, (iii) the letter from a financial institution to the Trust concerning the borrowing capabilities of the Corporation and (iv) the letter from an independent valuation firm to the Trust concerning the relative values of the Trust and the Corporation and the reasonableness of certain fees to be paid by the Corporation to the Trust in connection with the guaranty of certain indebtedness to be incurred by the Corporation. Our opinion is premised on the accuracy of such letters, statements and representations. We have also assumed that the Merger and the other transactions specified in the Merger Agreement to be effected on or prior to the Closing Date will be consummated as contemplated in the Registration Statement.




          I.  ANALYSIS AND DISCUSSION

              1.   In General

              The analysis and discussion set forth in the summary contained in the Registration Statement under the caption "Federal Income Tax Consequences" is hereby incorporated by reference as though set forth herein in its entirety.

              2.   Section 269B of the Code

              Section 269B(a)(3) of the Code provides that, for purposes of determining whether any stapled entity is a REIT, all entities which are stapled entities with respect to each
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SIDLEY & AUSTIN                                                      LOS ANGELES

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 9, 1998
Page 4


other shall be treated as one entity. Section 269B(c) of the Code defines the term "stapled entities" to mean any group of two or more entities if more than 50 percent in value of the beneficial ownership in each of such entities consists of interests where, by reason of form of ownership, restrictions on transfer, or other terms or conditions, the transfer of one of such interests causes or requires the transfer of the other of such interests.

              The Trust and the Corporation are "stapled entities" within the meaning of Section 269B(c) of the Code. Therefore, if Section 269B(a)(3) were to apply to the Trust and the Corporation, they would be treated as one entity for purposes of determining whether the Trust is a REIT. In such case, the Trust would not satisfy either the 75 percent or the 95 percent gross income tests provided in Sections 856(c)(2) and (3) of the Code and the Trust would not qualify as a REIT.

              Section 136(c)(3) of the Deficit Reduction Act of 1984, P.L. 98-369 (the "1984 Tax Act"), however, provides that Section 269B(a)(3) of the Code shall not apply in determining the application of Sections 856 through 859 of the Code to any REIT which is part of a group of stapled entities if:

              (A) all members of such group were stapled entities as of June 30, 1983, and

              (B) as of June 30, 1983, such group included one or more REITs.

No regulations, rulings or cases have been issued or decided interpreting
Section 136(c)(3) of the 1984 Tax Act.

              Section 269B(a)(3) of the Code does not apply to the Trust because the Trust and the Corporation were stapled entities on June 30, 1983 and the Trust was a REIT on such date. Section 136(c)(3) of the 1984 Tax Act does not, by its terms, require the Trust to have been a REIT at all times after June 30, 1983 in order for Section 269B(a)(3) of the Code not to apply. Therefore, the termination of the Trust's status as a REIT for the taxable years ended December 31, 1991 through 1994 did not result in Section 269B(a)(3) of the Code applying to the Trust for the taxable year ending December 31, 1995, nor will it result in Section 269B(a)(3) of the Code applying to the Trust for future taxable years. Because there are no judicial or administrative authorities interpreting
Section 136(c)(3) of the 1984 Tax Act, this conclusion is based solely on the literal language of this provision.
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SIDLEY & AUSTIN                                                      LOS ANGELES

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 9, 1998
Page 5



          II. OPINION

              In rendering our opinion, we have considered the applicable provisions of the Code, Regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. Opinions of counsel are not binding on the Service or on any court. Accordingly, no assurance can be given that the Service will not challenge the propriety of one or more of the opinions set forth in the following paragraphs or that such a challenge would not be successful.

              Based upon and subject to the foregoing, we are of the opinion that:

              1. The discussion set forth in the section of the Registration Statement entitled "Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the Federal income tax consequences that are likely to be material to Starwood Lodging and to its shareholders and stockholders and constitutes the opinion of Sidley & Austin to the extent so stated in such section.

              2. Commencing with its taxable year ended December 31, 1995, the Trust was organized and operated in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code and the Regulations, and Starwood Lodging's proposed method of operation will enable the Trust to continue to meet the requirements for qualification and taxation as a REIT under the Code and the Regulations for its taxable year ending December 31, 1998 and for future taxable years.

              3. Section 269B(a)(3) of the Code has not applied and will continue not to apply to the Trust and the Corporation.

              4. The separate corporate identities of the Trust and the Corporation will be respected.

              5. The Leases will be treated as true leases for Federal income tax purposes.

              6. Except to the extent such rent is attributable to personal property, the rent payable under the Leases will be treated as "rents from real property" for purposes of Sections 856(c)(2) and (3) of the Code.

              7. Based on examples contained in Section 1.701-2(b) of the Regulations, the structure of the Company is not inconsistent with the intent of Subchapter K of the Code and the Service should not be able to invoke Section 1.701-2(b) of the Regulations to recast the structure of the Company for Federal income tax purposes.
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SIDLEY & AUSTIN                                                      LOS ANGELES

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 9, 1998
Page 6


              Other than as expressly stated above, we express no opinion on any issue relating to Starwood Lodging or to any investment therein or under any other law. We are furnishing this opinion to you for Starwood Lodging's benefit in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

              We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Sidley & Austin therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.


                                       Very truly yours,



                                       Sidley & Austin